EXHIBIT 10.2

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT is made this ____ day of _________, 200_ by and between Theater Xtreme Entertainment Group, Inc., a Florida corporation (the "Company") and the individual who has signed the signature page of this Agreement (the "Optionee").

W I T N E S S E T H:

Optionee holds the position with the Company set forth on the signature page of this Agreement. Company desires to grant to Optionee options to purchase shares of its common stock, par value $0.01 each ("Shares").

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) The term "Affiliate" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 425(e) or (f) of the Code.

(b) The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c) The term "Expiration Date" shall mean 5:00 p.m., local time in Wilmington, Florida on the anniversary of the date of this Agreement set forth on the signature page of this Agreement.

(d) The term "ISO" shall mean an incentive stock option within the meaning of the Code, for Federal income tax purposes.

(e) The term "NSO" shall mean an option which is not an ISO.

(f) The term the "Plan" shall mean that certain 2005 Stock Option Plan of the Company adopted by the Board of Directors of Company on March 24, 2005.

(g) The term "Termination Date" shall mean 5:00 p.m. local time in Wilmington, Florida on the day the Option terminates in accordance with the terms of Paragraph 5.

(h) The term "transfer" shall mean any sale, assignment, transfer, gift, donation, or other disposition, or any pledge, deposit, or placing of an encumbrance upon.

(i) The term "Fair Market Value" with respect to a Share on a date shall mean the closing price of a share of Company's common stock on the day before such date on the national securities exchange, NASDAQ, OTC Bulletin Board, or Pink Sheets, as the case may be, where such shares are traded, or if such shares are not then traded, the fair market value as determined by the Board of Directors of the Company in good faith.

(j) The term "Committee" shall mean the Committee of the Board of Directors designated by the Board to administer stock options of the Company, or in the absence of such designation, shall mean the Board of Directors.

2. Grant of Option. The Company hereby grants to Optionee the right and option (the "Option") to purchase the number of Shares set forth on the signature page of this Agreement (the "Option Shares"), on the terms and subject to the conditions hereinafter set forth in this Agreement. All Options are and shall be deemed to be ISOs issued under and pursuant to the Plan except to the extent set forth on the signature page of this Agreement. In the event of any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

3. Option Price. The purchase price to be paid, if the Option is exercised, shall be the amount per share set forth on the signature page of this Agreement (the "Option Price"), which shall be paid at the Closing (as hereinafter defined) in the manner provided in this Agreement.

4. Exercise of Option. The following provisions shall apply to exercise of the Option:

(a) Optionee shall exercise the Option by sending a notice of election (the "Notice of Election") to the Company in the form attached hereto and incorporated herein by reference. The Notice of Election shall be in writing, shall be sent to the Company at the address and in the manner set forth in subparagraph 14 (c) hereof (unless such address has been changed in the manner set forth in such subparagraph), and shall contain the information about the Closing set forth in subparagraph 12 (a) hereof.

(b) If exercised, the Option may be exercised as to some or all of the Option Shares, and if with respect to some of the Option Shares, then the Option shall continue until the Expiration Date with respect to the remaining Option Shares.

(c) The Option may be exercised at any time prior to the Termination Date; provided, however, that the date and time of the exercise of the Option shall be that day and time when the Notice of Election is actually received by the Company.

(d) Payment for Shares shall be made in cash, by certified check payable to the order of the Company, or by such other mode of payment (including without limitation, transfer of shares of common stock of the Company) as the Committee may approve.

(e) Subject to the provisions of this Agreement, Optionee will become obliged to purchase the Option Shares on the terms and conditions set forth in this Agreement and the Notice of Election upon the sending by Optionee of the Notice of Election.

5. Term.

(a) Except as provided in subparagraph (b) of this Paragraph 5, the Option will terminate at 5:00 p.m. local time in Wilmington, Florida on the Expiration Date.

(b)  (i) In the event of termination of the employment or other relationship between Optionee and the Company at the election of the Optionee, the Option shall lapse as of the date of the termination of Optionee’s employment or other relationship with the Company, and Optionee shall not be entitled to receive any Shares which the Company has not yet delivered the Share certificates, upon refund by the Company of the Option Price (if any) already paid by Optionee on account of such Shares. In the event of termination of such employment or other relationship at the election of the Company, the Option shall terminate as of the earlier of (a) three (3) months after the date of termination of such employment or other relationship or (b) the Expiration Date of the Option.

(ii) If the employment or other relationship between Optionee and the Company and its Affiliates terminates as a result of Optionee's death or disability (within the meaning of Section 72(m)(7) of the Code), then the Option shall terminate on the earlier of (A) one year from the date such employment or other relationship terminates as a result of Optionee's death or disability, or (B) the Expiration Date.

(iii) In the event of dissolution or liquidation of the Company or consummation of any transaction in which the Company is not the surviving or acquiring entity, then the Option may be terminated prior to the Expiration Date by action of the Committee, provided that (A) the Committee selects a new Termination Date which is at least thirty (30) days after the date Optionee is given written notice of such selection, and (B) if and to the extent that the Option expires on such date unexercised, the Company shall pay to Optionee with respect to each Option Share which was not exercised the difference between the Fair Market Value of a Share on such date and the Option Price.

(iv) If the Committee finds, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached the terms of his or her employment with the Company, or has been discharged for Cause (as defined herein), then the Option shall immediately terminate and Optionee shall not be entitled to receive any Shares which the Company has not yet delivered the share certificates, upon refund by the Company of the Option Price (if any) already paid by Optionee. Notwithstanding anything herein to the contrary, the Company may withhold delivery of Share certificates pending the resolution of any inquiry that could lead to a finding resulting in such a termination. For purposes of this Agreement, the term "Cause" shall mean the breach by Optionee of any material term of employment with Company (whether written or oral); the commission of a felony (or the pleading of nolo contendere to a felony charge); being a drug addict or alcoholic; disobeying a lawful written directive of the Company; or taking, using, licensing or transferring to a third person without the prior written consent of the Company, any proprietary information, patent, trademark, trade name or trade secret of the Company.

6. Change or Exchange of Capital Stock.

(a) In the event that the outstanding shares of capital stock of the Company shall be changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another company (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, or otherwise), then there shall be substituted for each remaining Option Share (those not acquired by exercise of the Option prior to the record date for such merger, consolidation, recapitalization, reclassification, split-up, or otherwise) the number and kind of shares of capital stock or other securities into which each outstanding share of capital stock of the Company shall be so changed or for which each such share of capital stock shall be so exchanged. In the event that there shall be any such change or exchange, then Optionee shall be entitled to purchase all of such capital stock and other securities into which each Option Share shall have been changed or for which it shall have been exchanged for the Option Price which would have been required to be paid for such Option Share assuming there had been no such change or exchange, and otherwise in accordance with the terms of this Agreement.

(b) In the event that the outstanding Shares shall be subdivided into a greater or combined into a lesser number of such shares, whether by stock dividend, stock split or combination of shares, the Option Price shall be proportionately decreased or increased, as the case may be, and the number of remaining Option Shares (those not acquired by exercise of the Option prior to the record date of such stock dividend, stock split, or combination of shares) subject to the Option shall be proportionately increased or decreased as the case may be, so as appropriately to reflect such subdivision or combination, effective immediately upon the effectiveness of such subdivision or combination.

(c) No such adjustment shall be made, however, by reason of the issuance of shares of common stock of the Company for cash, property, or services; by way of stock options, stock warrants, subscription rights; or otherwise.

7. Condition Precedent to Exercise. Notwithstanding anything to the contrary contained in this Agreement, unless a more favorable vesting schedule is set for on the signature page of this Agreement, the Option shall first become exercisable with respect to the following percentage of Shares covered by the grant set forth in paragraph 2 hereof at the respective times indicated in the following table:

Anniversary Date of this Agreement	Percentage of Shares Exercisable
Prior to the First	0%
First	25%
Second	25%
Third	25%
Fourth	25%
Total:	100%

If any Options are not ISOs, the vesting schedule set forth in this paragraph 7 shall apply separately to the ISOs and to the NSOs.

8. Representations and Warranties of Company. Company hereby makes the following representations, warranties and agreements to and with Optionee:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has an authorized capital of Five Million (5,000,000) shares of preferred stock and Fifty Million (50,000,000) shares of common stock, each with par value One Tenth of One Cent ($0.001) per Share, and the Company has the power and authority to issue the number of Shares required to be so issued upon the exercise of the Option.

(b) On April 5, 2005 the Board of Directors and the shareholders of the Company duly adopted the Plan which was intended, in part, to qualify to the fullest extent possible as an incentive stock option plan under applicable provisions of the Code. The Plan also provides for the award of options not intended as incentive stock options. The Plan is in full force and effect.

(c) If the Option is exercised, the Company has the power and authority to deliver good, marketable, and unencumbered title to such Shares as to which Optionee shall have exercised the Option, free of all liens, security interests, pledges, claims, options and rights of others. There are no restrictions on Company's right to transfer such Shares to Optionee pursuant to the terms of this Agreement if the Option is exercised. No transfer of record ownership of, or beneficial interest in, any of such Shares will be made between the date hereof and Closing.

(d) This Agreement constitutes the valid and binding obligation of the Company, and is enforceable against it in accordance with its terms, except to the extent that the enforcement thereof is limited by bankruptcy, reorganization, insolvency, moratorium, or other similar laws or orders affecting the enforcement of creditors' rights generally, or by equitable principles.

9. Securities Laws Compliance Procedures. Optionee represents and acknowledges that (i) he or she knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of the Company which he or she deems relevant to making a fully informed decision regarding the consummation of the transactions contemplated hereby and (ii) he or she has been supplied with copies of the Company's periodic and other reports as filed with the Securities and Exchange Commission. Without intending any limitation on the generality of the foregoing, Optionee understands and acknowledges that neither the Company nor anyone acting on his or her behalf has made any representations or warranties other than those contained herein respecting the Company or the future conduct of Company's business, and Optionee has not relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of the Company. Optionee further understands and acknowledges that the Fair Market Value of the Shares, and thus the value of the Option will depend, in part on the personal efforts and skills of Optionee in working for or on behalf of the Company.

10. Transfers. The Option is not transferable by Optionee otherwise than by will or pursuant to the laws of descent and distribution in the event of Optionee's death, in which event the Option may be exercised by the heirs or legal representatives of Optionee. The Option may be exercised during the lifetime of the Optionee only by Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without force or effect. Any exercise of the Option by a person other than Optionee shall be accompanied by appropriate proofs, satisfactory in form and substance to the Company, of the right of each person to exercise the Option.

11. Conditions Precedent to Optionee's Obligation to Close. The following shall be conditions precedent to the obliga-tion of Optionee to close after having exercised the Option, any of which may be waived by Optionee:

(a) All documents required to be delivered by the Company at or prior to the Closing shall have been delivered or shall be tendered at the time and place of Closing.

(b) There shall have been no material adverse change in the business, financial condition, or operations of the Company from that existing on the date the Notice of Election was sent.

12. Closing.

(a) The Closing shall be held at a date and time to be selected by Optionee in the Notice of Election; provided, however, that the date specified in the Notice of Election shall not be less than fifteen (15) nor more than forty-five (45) days after the sending of such Notice of Election.

(b) Closing shall be held at the chief executive offices of the Company or such other place as shall be agreed upon by the parties.

(c) At Closing, the Company shall deliver or cause to be delivered to Optionee certificates for all of the Option Shares to be purchased by Optionee pursuant to the Notice of Election issued to and registered in the name of Optionee, and with all required transfer tax stamps, if any, affixed.

(d) At Closing Optionee shall pay by certified check or other draft acceptable to Company the full Option Price required to be paid in cash for all of the Option Shares to be purchased by Optionee pursuant to the Notice of Election.

(e) At Closing, at the request of the Company, Optionee shall deliver to the Company a certificate signed by Optionee certifying to the truth and correctness as of the date of Closing of each of the representations, warranties, acknowledgments, agree-ments, and confirmations set forth in Paragraph 9 of this Agreement.

13. No Rights As Shareholder Pending Exercise. Optionee shall not have any rights as a shareholder of the Company as a result of the existence of the Option until and unless he or she shall acquire some or all of the Option Shares. Without intending any limitation on the generality of the foregoing, Optionee shall not be entitled to vote on any matter presented to the shareholders of the Company nor to receive any dividends or other distributions made or declared by the Company, the record date or ex-dividend date of which, respectively, precedes the date on which some or all of the Option Shares are acquired pursuant hereto.

14. Miscellaneous.

(a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida, notwithstanding any conflict-of-laws doctrines of such jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

(c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when personally delivered or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(i) If to Optionee: to the address set forth on the signature page of this Agreement

(ii) If to Company:

Theater Xtreme Entertainment Group, Inc.
250 Corporate Boulevard
Suite E & F
Newark, DE 19702

with a copy, given in the manner prescribed above, to:

Steven B. King, Esquire
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103

In addition, notice shall be sent by a reputable international courier (such as Fed Ex) if posted outside of the continental United States. Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph (c) for the giving of notice.

(d) Binding Nature of Agreement; No Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, personal representa-tives, successors and assigns, except that neither party may assign or transfer its rights nor delegate its obligations under this Agreement without the prior written consent of the other party hereto.

(e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(f) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

(g) Paragraph Headings. The Paragraph and subparagraph headings in this Agreement have been inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

(h) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and con-strued to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

(i) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. For purposes of this subparagraph (i), the term "Holiday" shall mean a day, other than a Saturday or Sunday, on which national banks with branches in the State of Florida are or may elect to be closed.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

Theater Xtreme Entertainment Group, Inc.

ATTEST:

_______________________________	By:	__________________________
________________, Secretary		Scott Oglum, President

[Corporate Seal]

WITNESS:

_______________________________	_____________________________(SEAL)
Print Name:

Optionee’s Social Security Number: ______________________

Optionee’s position with the Company (Recitals): _________________________
Expiration Date anniversary of the date of this Agreement: _________________  [Not later than the fifth anniversary for ISOs granted to 10% holders; not later than the tenth anniversary for ISOs granted to others.]

Number of Shares Subject to Option grant (paragraph 2): ___________
Number of Shares, if any, Subject to Option grant which are not ISOs (paragraph 2): __________

Option Price per Share (paragraph 3): $________________
Optionee’s Address
____________________________
____________________________
____________________________

NOTICE OF ELECTION

The undersigned and Theater Xtreme Entertainment Group, Inc. (the "Company") are parties to that certain Stock Option Agreement dated _________________. Pursuant to the terms thereof, the undersigned hereby exercises his/her option to purchase ___________ shares of the common stock (the "Shares") par value $0.001 per Share of the Company. Closing hereunder shall be held at the chief executive offices of the Company at _____ _.m., on ____________________ ___, ________.

Please register the Shares in the name of the undersigned and use the address set forth herein as the registered address of the undersigned.

I understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or under any state securities law, and the Company is under no obligation to do so. I understand that the Shares may not be resold or otherwise transferred in the absence of such applicable registrations or exemptions from the registration requirements. I understand that I may have to hold the Shares for the indefinite future. I understand that the Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Act and the Company has no obligation to make any information available or to file any reports to permit sales to be made under such rule.

The undersigned represents and warrants to the Company that he/she (a) has been advised and understands that the Shares may not be transferred without compliance with all applicable Federal and state securities laws; and (b) has had all material information about the Company's business and financial condition made available to him/her prior to exercise of the Option, and that he or she was afforded the opportunity to ask questions of and receive answers from the officers and directors of the Company with respect to the Company's business affairs and prospects.

The undersigned represents and warrants that he is acquiring the Shares for his/her own account as principal for investment and not with a view to resale or distribution, and that he or she has such knowledge and experience in financial and business matters as will enable him or her to evaluate the merits and risks of the proposed investment in the Shares.

The undersigned understands that the Share certificate shall bear a restrictive legend with respect to the transferability of the Shares.

______________________________	__________________________________
Name:
Address: